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                                                                    EXHIBIT 10.1

                                    GUARANTY

      This GUARANTY, made as of October 1, 2003, by Dan J. Costa ("Guarantor"), who resides at 1204 Country View, Modesto, California 55356 in favor of Phoenix Footwear Group, Inc., a Delaware corporation (the "Buyer") and the Buyer Indemnitees (as defined in the Stock Purchase Agreement referred to below) (collectively with Buyer, the "Obligees"). Capitalized terms used herein and not otherwise defined shall have the meaning given thereto in the Stock Purchase Agreement referred to below.

      WHEREAS, Dan J. Costa and Denise L. Costa, as trustees of the Dan J. and Denise L. Costa 1997 Family Trust and Douglas Vient, as trustee of the Kelsie L. Costa Trust and the Daniel S. Costa Trust (each, a "Seller" and, collectively, the "Sellers"), Royal Robbins, Inc., a California corporation (the "Target"), and Dan J. Costa as Sellers' Agent, and the Buyer have entered, or contemporaneously with the execution of this Agreement are entering, into a Stock Purchase Agreement (such agreement, together with any and all agreements and instruments to be executed and delivered pursuant thereto and all schedules and exhibits thereto, all as the same may be amended, supplemented or modified from time to time, the "Stock Purchase Agreement"), under which the Sellers have agreed to sell to Buyer and Buyer has agreed to purchase from Seller all of the issued and outstanding shares of capital stock of Target, and Sellers have agreed to perform certain other obligations, including, but not limited to, indemnifying the Obligees in certain circumstances;

      WHEREAS, Guarantor is the sole grantor of each Seller and is an officer and director of Target and a significant beneficiary of one of the Sellers and he will significantly benefit from the transactions contemplated by the Stock Purchase Agreement; and

      WHEREAS, in consideration of and to induce Buyer to enter into the Stock Purchase Agreement, Guarantor is willing to execute and deliver this Guaranty to guaranty on the terms and conditions herein the performance, when due, of all of the Sellers' obligations to Obligees, including those arising under, out of, related to or by reason of the Stock Purchase Agreement;

      NOW, THEREFORE, in consideration of the above recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and as an essential inducement to Buyer to execute and deliver the Stock Purchase Agreement and perform its obligations thereunder the, Guarantor hereby agrees as follows:

      1. Guaranty.

            (a) Guarantor hereby absolutely and, subject only to Section 1(b) of this Guaranty, unconditionally guarantees, and promises to and for the benefit of Obligees, the full, prompt and complete performance by each Seller, as and when due, of every duty, undertaking, obligation and covenant of each Seller to any Obligees whether now or hereafter arising under, out of, related to or by reason of Sections 2, 5, 9 and 12 of the Stock Purchase Agreement and any other provision of the Stock Purchase Agreement related to the enforcement of the
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obligations under those provisions, subject in all cases to such limitations (if any) to those obligations as are provided in the Stock Purchase Agreement (collectively, the "Guaranteed Obligations").

            (b) Notwithstanding the foregoing, Buyer shall not seek to enforce this Guaranty (i) with respect to Guaranteed Obligations arising out of a Seller's failure to make payments due for indemnification claims made prior to June 30, 2004 under Section 9(b)(i) of the Stock Purchase Agreement unless and until the aggregate amount of all such claims are in excess of Buyer's right under Section 9(d) of the Stock Purchase Agreement to offset against the Additional Consideration payment that is due and payable under Section 2(c) of the Stock Purchase Agreement as of June 30, 2004 (if any) and (ii) with respect to Guaranteed Obligations arising out of a Seller's failure to make payments due for indemnification claims made after June 30, 2004, but prior to June 30, 2005 under Section 9(b)(i) of the Stock Purchase Agreement unless and until the aggregate amount of all such claims are in excess of Buyer's right under Section 9(d) of the Stock Purchase Agreement to offset against the Additional Consideration payment that is due and payable under Section 2(c) of the Stock Purchase Agreement as of June 30, 2005 (if any). For purposes of the foregoing only, Buyer shall not be deemed to have a right of offset against any amount of Additional Consideration that is in dispute. Buyer may not enforce this Guaranty with respect to Guaranteed Obligations that consist of indemnification claims made on or prior to June 30, 2004 under Section 9(b)(i) of the Stock Purchase Agreement until after June 30, 2004. Buyer may not enforce this Guaranty with respect to Guaranteed Obligations of indemnification claims made on or prior to June 30, 2005 under Section 9(b)(i) of the Stock Purchase Agreement until after June 30, 2005.

      2. Nature of Guaranty. This Guaranty is a continuing guaranty of the full and punctual payment and performance by the Seller of the Guaranteed Obligations (subject only to Section 1(b) above) and not of their collectibility only and is in no way conditioned upon any requirement that the Seller first attempt to collect any of the Guaranteed Obligations from the Sellers or resort to any security or other means of obtaining payment of any of the Guaranty Obligations which the Buyer now has or may acquire after the date hereof (except as provided in Section 1(b) above and Section 9(d) of the Stock Purchase Agreement), or upon any other contingency whatsoever. This Guaranty is an original and independent obligation of Guarantor, separate and distinct from the Guaranteed Obligations.
A separate action may be brought or prosecuted against Guarantor, regardless whether such an action is brought or prosecuted against a Seller or Target and regardless of whether each other Seller and/or Target is joined in the action. Except for the Buyer's exercise of its right of offset under Section 9(d)(ii) of the Stock Purchase Agreement, Guarantor hereby waives any and all rights or legal requirements that any Obligee institute any action or proceeding, or exhaust any remedies, against any Seller, Target or anyone else in respect of the Guaranteed Obligations, as a condition precedent to bringing an action against Guarantor pursuant to this Guaranty. This Guaranty may not be terminated under any circumstances, provided, however, that it shall automatically terminate concurrently with any termination of the Stock Purchase Agreement that occurs prior to the Closing Date. Any such termination shall not terminate or discharge the Guarantor from Guaranteed Obligations existing as of the time of the termination. Nothing shall otherwise discharge or satisfy the liability of Guarantor hereunder except the full payment and performance of all of the Guaranteed Obligations.
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      3. No Discharge Upon Bankruptcy, Revocation of Trust, Etc. Notwithstanding
anything to the contrary herein contained, this Guaranty shall continue to be effective or shall be reinstated, as the case may be, (a) if at any time performance of all or any part of the Guaranteed Obligations is rescinded, or must otherwise be restored or returned by Obligees, upon the insolvency, bankruptcy or reorganization of a Seller or otherwise, all as though such performance had not been made or (b) upon the revocation of a Seller as a trust. Notwithstanding any modification, discharge or extension of the Guaranteed Obligations or any amendment, modification, stay or cure of an Obligee's rights which may occur in any bankruptcy or reorganization case or proceeding concerning a Seller, whether permanent or temporary, and whether or not assented to by Obligees, Guarantor shall be obligated hereunder to perform the Guaranteed Obligations and this Guaranty as they were in effect on the date hereof.

      4. Waiver of Defenses. Guarantor hereby waives any defense arising by reason of any disability of a Seller or any other defense that may be available at law or otherwise that under principles of suretyship would operate to impair or diminish the liability of Guarantor hereunder. Guarantor shall be liable and remain liable for the performance of the Guaranteed Obligations to the full extent provided herein notwithstanding (a) any previous discharge (partial or total) of a Seller from any further liability; (b) any bar (temporary, partial or total) to the pursuit by Guarantor of any right or claim for indemnification from a Seller or Target or any other agreement between Guarantor and Buyer; (c) loss of any right or claim by Guarantor to be subrogated to the rights or claims of Obligees against a Seller or Target; (d) any action or inaction or delay in acting by Obligees (except as provided under Section 9 of the Stock Purchase Agreement); or (e) any Obligee's failure to enforce, or delay in enforcing, any of its right under the Stock Purchase Agreement or otherwise except as may be pleaded by a Seller under Section 9 of the Stock Purchase Agreement.

      5. Amendments to Documents. Guarantor authorizes Obligees, without notice, demand or consideration and without affecting Guarantor's liability hereunder, from time to time, to (a) amend, change, release or cancel any of the provisions of the Stock Purchase Agreement or any related agreement or instrument, by further written agreement among Buyer, Sellers and Target at any time, or by course of conduct, or by operation of law, or otherwise, without the consent of or notice to Guarantor, and (b) release any other Person liable for the Guaranteed Obligations.

      6. Waiver of Contribution, Reimbursement and Subrogation Rights. To the fullest extent permitted by law, Guarantor hereby releases and waives all common law and statutory rights of contribution, reimbursement, indemnification and exoneration against each Seller and/or Target arising from this Guaranty, and all common law and statutory rights of subrogation to the rights or collateral of Obligees against each Seller and/or Target. Guarantor waives the right to enforce any remedies that any Obligee now has, or may later have, against a Seller or Target, except and to the extent provided in Section 1(a) above and in
Section 9 of the Stock Purchase Agreement.
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      7. Waiver of Acceptance, Presentments and Notices. Guarantor waives notice of acceptance of this Guaranty, and Guarantor waives all notices of the creation, existence, or incurring of new or additional obligations by a Seller.

      8. Attorneys Fees. Guarantor agrees to pay all expenses, including, without limitation, reasonable attorney fees and costs, paid or incurred by Obligees in any successful action to enforce, interpret or defend this Guaranty, whether or not any lawsuit is filed, and, if one is, both at trial and on appeal.

      9. Rights and Remedies Cumulative. All of Obligees' rights and remedies herein specified are intended to be cumulative and not in substitution for any right or remedy otherwise available to Obligees.

      10. Acknowledgements, Representations and Warranties of Guarantor.

            (a) The Guarantor acknowledges that the giving of this Guaranty is a material condition precedent to Buyer executing, delivering and performing its obligations under the Stock Purchase Agreement, and that Guarantor has derived or expects to derive material financial advantages or other benefits commensurate in value to the obligations and liabilities being undertaken by Guarantor under the terms of this Guaranty.

            (b) The Guarantor hereby covenants, represents and warrants to the Obligees that: he has duly executed this Guaranty and this Guaranty constitutes a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms; and there is no litigation, arbitration proceeding, governmental investigation, citation or action of any kind pending or, to the knowledge of the Guarantor, proposed or threatened against the Guarantor or relating to the business, assets or properties of the Guarantor which, if adversely determined, would materially and adversely affect the ability of the Guarantor to perform its obligations hereunder.

      11. Miscellaneous Provisions.

            (a) This Guaranty shall be binding upon the Guarantor and his successors and heirs. This Guaranty is intended for and shall inure to the benefit of Obligees and their respective successors and permitted assigns with respect to the Guaranteed Obligations. No Party may assign either this Agreement or any of its rights, interest or obligations hereunder without the prior written approval of the other Party, provided, however, that the Buyer may assign any or all of its rights and interest hereunder in whole, (i) to one or more of its Affiliates or (ii) to anyone who acquires the Target's stock, assets or business.

            (b) This Guaranty constitutes the entire agreement of Guarantor in favor of the Obligees with respect to the matters addressed herein, and it may not be amended or modified except by a written instrument executed by Guarantor and Buyer.

            (c) This Guaranty shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without reference to conflict principles.
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            (d) On or before the Closing, Guarantor shall cause 5.11, Inc. to take all actions necessary to satisfy all of Buyer's conditions to closing under the Stock Purchase Agreement that involve 5.11, including those set forth in Sections 7(a)(xxi), (xxii), (xxiii) and (xxiv) of the Stock Purchase Agreement.

                            [SIGNATURE PAGE FOLLOWS]
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      IN WITNESS WHEREOF, the Guarantor has executed and unconditionally delivered this Guaranty as of the date first written above.

                                                   /s/ Dan J. Costa
                                                   -----------------------------
                                                   Dan J. Costa

STATE OF CALIFORNIA  )
COUNTY OF STANISLAUS ) ss:

      On October 1, 2003, before me, Melissa Sereno, Notary Public, personally appeared Dan Costa, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

                                            WITNESS my hand and official seal.

                                            /s/ Melissa Sereno
                                            ------------------------------------
                                            Melissa Sereno
                                            Commission No. 1345097
                                            Notary Public - California
                                            Stanislaus County
                                            My Comm. Expires Mar 2, 2006